UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 14, 2011
Date of Report (Date of earliest event reported)

MINDESTA INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Mindesta Inc. Corporate Update

Mindesta Inc. (“Mindesta” or the “Company”) provided the following update with respect to the distribution to the Company’s shareholders of the common shares of Northern Graphite Corporation (“Northern”) which it owns:

The Company owns 9,750,000 common shares of Northern of which 7,312,500 remain subject to an escrow agreement imposed by Canadian securities laws and the TSX Venture Exchange (“TSXV”) as part of Northern’s initial public offering. The escrowed shares are being released in equal tranches of 1,462,500 shares every six months from the date that Northern became listed on the TSXV, being April 20, 2011. The terms of the escrow provide for the early release of the shares to permit their distribution to Mindesta’s shareholders, subject to TSXV approval. The Company has applied to the TSXV for the early release of the shares from escrow to facilitate this distribution but has not yet received approval.

The Company will set a record date for shareholders entitled to receive the distribution immediately after TSXV approval is received, subject to receiving any applicable regulatory and corporate authorizations.

Item 9.01 Exhibits

Exhibit Number	Exhibit
99.1	Press Release – November 14, 2011 (Marketwire) MINDESTA Provides Update on Distribution of Northern Graphite Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mindesta Inc.

Dated November 18, 2011	By: /s/Gregory Bowes
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer